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                                                                    EXHIBIT 99.1


PRELIMINARY PROXY

                         INTERLINQ SOFTWARE CORPORATION


             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS ON MAY __, 1999



The undersigned hereby appoint(s) Jiri M. Nechleba and Stephen A. Yount and each of them as proxies, with full power of substitution, to represent and vote as designated all shares of common stock of INTERLINQ Software Corporation held of record by the undersigned on March 31, 1999 at the special meeting of shareholders of Interlinq to be held at Interlinq's principal offices at 11980 N.E. 24th Street, Bellevue, Washington, at 10 a.m. local time on May __, 1999, or any adjournment or postponement of the special meeting, with authority to vote upon the matters listed on the other side of this proxy card and with discretionary authority as to any other matters that may properly come before the meeting.


               IMPORTANT - PLEASE DATE AND SIGN ON THE OTHER SIDE



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                                                            Please mark
                                                            your votes as
                                                            indicated on  [X]
                                                            this example


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS.


(1) PROPOSAL TO APPROVE THE AGREEMENT              FOR  AGAINST   ABSTAIN
    AND PLAN OF MERGER DATED DECEMBER 29,          [ ]    [ ]       [ ]
    1998 BETWEEN THE COMPANY AND TERLIN,
    INC.

PROXY CARD:

(2) PROPOSAL TO APPROVE AMENDMENTS TO
    OUR ARTICLES OF INCORPORATION AS
    FOLLOWS:

    (a) An amendment to eliminate our
        ability to issue preferred stock
        in the future; and                         FOR  AGAINST   ABSTAIN
                                                   [ ]    [ ]       [ ]

    (b) An amendment to reduce, from
        two-thirds to a simple majority,
        the number of outstanding shares
        required to approve future
        amendments to our articles.                FOR  AGAINST   ABSTAIN
                                                   [ ]    [ ]       [ ]


(3) PROPOSAL TO APPROVE AMENDMENTS TO
    OUR BYLAWS AS FOLLOWS:

    (a) An amendment providing for
        shareholder action to be taken by
        written consent if it is signed by
        enough shareholders to approve the
        action once we are no longer a
        public company.                            FOR  AGAINST   ABSTAIN
                                                   [ ]    [ ]       [ ]

    (b) An amendment reducing to not less
        than 10 days the  amount of time
        required to provide you with advance
        notice of a meeting.                       FOR  AGAINST   ABSTAIN
                                                   [ ]    [ ]       [ ]

    (c) An amendment eliminating the
        classification of directors in
        staggered terms, reducing a director's
        term to one year, allowing vacancies
        in the board to be filled by the board
        or a majority vote of the shareholders,
        and allowing a director to be removed
        by a majority vote of the
        shareholders.                              FOR  AGAINST   ABSTAIN
                                                   [ ]    [ ]       [ ]

    (d) An amendment providing for future
        amendments of the bylaws to be
        authorized by the board or a majority
        vote of the shareholders.                  FOR  AGAINST   ABSTAIN
                                                   [ ]    [ ]       [ ]


(4) PROPOSAL TO APPROVE THE REVERSE STOCK          FOR  AGAINST   ABSTAIN
    SPLIT AS CONTEMPLATED BY THE MERGER            [ ]    [ ]       [ ]
    AGREEMENT.




                                        SHARES REPRESENTED BY THIS PROXY WILL BE
                                        VOTED AS DIRECTED BY THE SHAREHOLDER IN
                                        THE SPACE PROVIDED. IF NO DIRECTION IS
                                        GIVEN, THIS PROXY WILL BE VOTED "FOR"
                                        EACH OF THE PROPOSALS.


Signatures(s): ___________________________________________ Date: _______________

Please sign your name exactly as it appears hereon. Attorneys, trustees, executors and other fiduciaries acting in a representative capacity should sign their names and give their titles. An authorized person should sign on behalf of corporations, partnerships, associations, etc., and give his or her title. If your shares are held by two or more persons, each person must sign. Receipt of the notice of meeting and proxy statements is hereby acknowledged.
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